AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON April 3, 2007
                                                     REGISTRATION NO. 333-______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               -------------------


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               -------------------

                              METHANEX CORPORATION
             (Exact name of registrant as specified in its charter)

        BRITISH COLUMBIA, CANADA                                    N/A
     (State or other jurisdiction of                         (I.R.S. Employer
     incorporation or organization)                         Identification No.)

                   SUITE 1800, 200 BURRARD STREET, VANCOUVER,
                        BRITISH COLUMBIA, CANADA V6C 3M1
                                 (604) 661-2600
          (Address of principal executive offices, including zip code)

                   METHANEX CORPORATION STOCK OPTION PLAN 2006
                              (Full title of plan)

                               CT CORPORATE SYSTEM
                           111 8TH AVENUE, 13TH FLOOR
                            NEW YORK, NY 10011 98101
                                 (212) 894-8700
               (Name, address and telephone number, including area
                          code, of agent for service)

                                   COPIES TO:
                                EDWIN S. MAYNARD
                        PAUL, WEISS, RIFKIND, WHARTON &
                                  GARRISON LLP
                          1285 AVENUE OF THE AMERICAS
                            NEW YORK, NY 10019-6064
                                 (212) 373-3000

=============================================================================================================================
                                                              PROPOSED            PROPOSED MAXIMUM
   TITLE OF SECURITIES             AMOUNT TO BE           MAXIMUM OFFERING       AGGREGATE OFFERING            AMOUNT OF
     TO BE REGISTERED           REGISTERED (1)(2)        PRICE PER UNIT (3)           PRICE (3)            REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------------------
Common Shares............       5,250,000 shares             $ 22.48                $ 118,020,000             $ 3,623.21
=============================================================================================================================

-------------
(1) If, as a result of stock splits, stock dividends or similar transactions, the number of securities purported to be registered on this registration statement changes, the provisions of Rule 416 shall apply to this registration statement.
(2)  Represents the maximum number of shares that may be issued under the Plan.
(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act of 1933, as amended, based upon the average high and low prices of the Common Shares of the Registrant on the Nasdaq National Market on March 28, 2007.

================================================================================

                                    PART II
                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT

ITEM 1.  PLAN INFORMATION

         The information required by Item 1 is included in documents made available to participants in the Methanex Corporation Stock Option Plan 2006 (the "Plan") pursuant to Rule 428(b)(1) of the Securities Act of 1933 (the "Securities Act"), as amended.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

         The written statement required by Item 2 is included in documents sent or given to participants in the Plan covered by this registration statement pursuant to Rule 428(b)(1) of the Securities Act, as amended. The Registrant will provide to the participants of the Plan a written statement advising them of the availability without charge, upon written or oral request, of the documents incorporated by reference herein, as required by Item 2 of Part I of Form S-8. The statement also shall indicate the availability without charge, upon written or oral request, of other documents required to be delivered to employees pursuant to Rule 428(b). The statement shall include the address (giving title or department) and telephone number to which the request is to be directed.

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents heretofore filed with the Securities and Exchange Commission (the "Commission") by Methanex Corporation (the "Company") are incorporated herein by reference:

         (a) The Company's Annual Report on Form 40-F for the fiscal year ended December 31, 2006 (the "Annual Report") filed with the Commission on April 2, 2007 under Section 13(a) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"); and

         (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act, since the end of the fiscal year covered by the Annual Report.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold are incorporated by reference into this Registration Statement and will be deemed to be a part hereof from the respective dates of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents").

         Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed

Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

         The class of securities to be offered is registered under Section 12 of the Exchange Act.

         Our authorized share capital consists of an unlimited number of common shares and 25,000,000 preferred shares. As of March 28, 2007, we had 104,588,292 common shares and no preferred shares outstanding. Holders of our common shares are entitled to one vote at any meeting of our shareholders and are entitled to receive any dividend declared by our board of directors.

         In September 2002, we commenced paying a quarterly dividend of US$0.05 per share to our shareholders. The quarterly dividend was increased to US$0.06 per share effective September 30, 2003, to US$0.08 per share effective
September 30, 2004, to US$0.11 per share effective June 30, 2005, and to US$0.125 per share effective June 30, 2006. In addition, our board of directors periodically considers other forms of distributions when general business conditions, financial results, capital requirements and other relevant factors warrant. In February 2003, we paid a special dividend of US$0.25 per share.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Under the CANADA BUSINESS CORPORATIONS ACT (the "CBCA"), which governs Methanex Corporation (the "Registrant"), except in respect of an action by or on behalf of a corporation or other entity to procure a judgment in its favor, a corporation may indemnify a present or former director or officer of such corporation or a person who acts or acted at the corporation's request as a director or officer or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by such individual in respect of any civil, criminal, administrative, investigative or other proceeding in which he or she is involved because of that association with the corporation or other entity and provided that such individual acted honestly and in good faith with a view to the best interests of the corporation or, as the case may be, to the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at the corporation's request, and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that his conduct was lawful. Such indemnification may be made in connection with a derivative action only with court approval. A director or officer (or other individual as described above) is entitled to indemnification from the corporation as a matter of right in respect of all costs, charges and expenses reasonably incurred by such individual in connection with the defense of a civil, criminal, administrative, investigative or other proceeding to which he or she is made a party because of their association with the corporation or other entity if such individual was not judged by the court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done and has fulfilled the conditions set forth above.

         In accordance with and subject to the CBCA, the by-laws of the Registrant provide that except in respect of any action by or on behalf of the Registrant to procure a judgment in its favor, the Registrant may indemnify a director or officer of the Registrant, a former director or officer of the Registrant, or a person who acts or acted at the Registrant's request as a director or officer of a body corporate, or an individual acting in a similar capacity, or another entity against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of his being or having been a director or officer of the Registrant or such body corporate, if the director or officer
(a) acted honestly and in good faith with a view of the best interests of the Registrant, and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that his or her conduct was lawful. The Registrant has also entered into indemnity agreements with its directors and officers which provide substantially the same rights as provided for in the CBCA.

         The Registrant maintains directors' and officers' liability insurance which insures the directors and officers of the Registrant and its subsidiaries against certain losses resulting from any wrongful act committed in their official capacities for which they become obligated to pay to the extent permitted by applicable law.

         Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Act, and is therefore unenforceable.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.


ITEM 8.  EXHIBITS

EXHIBIT         DESCRIPTION
-------         -----------
  4.1           Certificate of Continuance of Methanex Corporation

  4.2           By-laws of Methanex Corporation (Included in Exhibit 4.1)

  4.3           Methanex Corporation Stock Option Plan 2006

  5.1           Opinion of McCarthy Tetrault LLP

  23.1          Consent of McCarthy Tetrault LLP (Included in Exhibit 5.1)

  23.2          Consent of KPMG, Independent Registered Public Accounting Firm

  24 Powers of Attorney (included on the signature pages to this registration statement)

ITEM 9.  UNDERTAKINGS

         (a)    The undersigned Registrant hereby undertakes:

                (1) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Vancouver, Province of British Columbia, Canada, on this 3rd day of April, 2007.

                                          METHANEX CORPORATION



                                          By: /s/ Ian Cameron
                                              ----------------------------
                                          Name:  Ian Cameron
                                          Title: Senior Vice President, Finance
                                                 and Chief Financial Officer




                               POWER OF ATTORNEY

         Each person whose signature appears below constitutes and appoints Ian Cameron and Bruce Aitken as such person's true and lawful attorneys-in-fact and agents, with full power of substitution and revocation, for such person and in such person's name, place and stead, in any and all capacities (until revoked in writing), to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and things requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated effective April 3, 2007:

            SIGNATURE                                 TITLE

        /s/ Bruce Aitken                Chief Executive Officer and
----------------------------------      Director (Principal Executive Officer)
           Bruce Aitken


         /s/ Ian Cameron                Senior Vice President, Finance,
----------------------------------      Chief Financial Officer (Principal
            Ian Cameron                 Financial Officer and Principal
                                        Accounting Officer)


        /s/ Howard Balloch              Director
----------------------------------
          Howard Balloch


       /s/ Pierre Choquette             Director
----------------------------------
         Pierre Choquette


        /s/ Philip H. Cook              Director
----------------------------------
          Phillip H. Cook


        /s/ Robert Findlay              Director
----------------------------------
          Robert Findlay


        /s/ Douglas Mahaffy             Director
----------------------------------
          Douglas Mahaffy


       /s/ A. Terence Poole             Director
----------------------------------
         A. Terence Poole


           /s/ John Reid                Director
----------------------------------
             John Reid


        /s/ Janice Rennie               Director
----------------------------------
           Janice Rennie


         /s/ Monica Sloan               Director
----------------------------------
           Monica Sloan


        /s/ Graham Sweeney              Director
----------------------------------
          Graham Sweeney

EXHIBIT         DESCRIPTION
-------         -----------
  4.1           Certificate of Continuance of Methanex Corporation

  4.2           By-laws of Methanex Corporation (Included in Exhibit 4.1)

  4.3           Methanex Corporation Stock Option Plan 2006

  5.1           Opinion of McCarthy Tetrault LLP

  23.1          Consent of McCarthy Tetrault LLP (Included in Exhibit 5.1)

  23.2          Consent of KPMG, Independent Registered Public Accounting Firm

  24 Powers of Attorney (included on the signature pages to this registration statement)